SETTLEMENT AGREEMENT AND MUTUAL RELEASE


1. Parties. This settlement agreement and mutual release ("Mutual Release") is effective as of October __, 2002, by and between Oxford Knight International, Inc., a Texas corporation ("Oxford"), Pitts & Spitts, Inc., a Texas corporation ("Pitts Texas"), Fabricating Solutions, Inc., a Texas corporation ("Fabricating"), Har-Whit, Inc., a Texas corporation ("Har"), Har-Whit/Pitts & Spitts, Inc., a Texas corporation ("Har Pitt"), Pitts and Spitts, Inc., a Nevada corporation ("Pitts Nevada"), American International Industries, Inc. "(American"), Paul Syracuse and Kimberly Syracuse (collectively referred to as "Syracuse" unless otherwise noted), Daniel Dror ("Dror"), and Charles R. Zeller ("Zeller") collectively referred to as the parties ("Parties").

2.   Facts.

2.1 In March 2001, Oxford, Pitts Texas, and Paul Syracuse executed two Promissory Notes with American for an aggregate of $2,000,000 plus interest a copy of which are attached as Exhibit "A" as well as Security Agreements, copies of which are attached hereto as Exhibit "B", a Deed of Trust, Security Agreement and Financing Statement, a copy of which is attached hereto as Exhibit "C", and a Stock Purchase Agreement attached hereto as Exhibit "D".

2.2 In December 2001, Oxford issued shares of Series A convertible preferred stock to American.

2.3 In July 2002, Zeller and Oxford entered into a lease agreement a copy of which is attached hereto as Exhibit "D".

2.4  The parties have entered into various other agreements.

2.5 The parties agree and acknowledge that the business of Fabricating and Pitts Texas will be transferred into Pitts Nevada and this is part of the consideration for the various parties entering into this Mutual Release.

3.   Mutual Release.

     3.1 In consideration of the agreements and covenants set forth hereinabove and hereinbelow, the sufficiency of which American, Dror, and Zeller hereby acknowledge and confess, for themselves and/or themself, their agents, servants, directors, managers, members, representatives, successors, employees and assigns, to the extent legally allowed, hereby covenant and agree as follows:

          3.1.1 Except as otherwise provided herein, that American, Dror, and Zeller hereby release, acquit and forever discharge Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, and Syracuse, their agents, officers, directors, servants, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, or state and/or federal securities regulations, arising from or relating to the Promissory Notes; Security Agreements; Deed of Trust, Security Agreement and Financing Statement; Stock Purchase Agreement; and all correspondence, agreements and/or stock rights, including all obligations arising therefrom, and omissions and/or conduct of Oxford, Pitts Texas, Fabricating, Pitts Nevada, Syracuse and/or their agents, servants, representatives, successors, employees, directors, officers and assigns, relating to the Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, and Syracuse correspondence, agreements and stock rights.

     3.2 In consideration of the agreements and covenants set forth hereinabove and hereinbelow, the sufficiency of which is hereby acknowledged and confessed, Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, and Syracuse, for themselves and their agents, servants, representatives, successors, employees and assigns to the extent legally allowed, hereby covenant and agree as follows:

          3.2.1 That Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, and Syracuse hereby release, acquit and forever discharge American, Dror, Zeller, and their agents, officers, directors, servants, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, or state and/or federal securities regulations, arising from or relating to the Promissory Notes; Security Agreements; Deed of Trust, Security Agreement and Financing Statement, Stock Purchase Agreement and all correspondence, agreements and/or stock rights, including all obligations arising therefrom, and omissions and/or conduct of American, Dror, Zeller and/or their agents, servants, representatives, successors, employees, directors, officers and assigns, relating to American, Dror, Zeller correspondence, agreements and stock rights.

     4. Consideration for American's, Dror's, and Zeller's Release. As consideration for the release by American, Dror, and Zeller set forth in section
3.1 hereof, Pitts Nevada agrees to issue American 10,700,000 shares of restricted common stock pursuant to Rule 144, of which the parties to this Mutual Release acknowledge that 500,000 shares have already been issued to American. An additional 300,000 shares of restricted common stock shall be issued to Charles R. Zeller which shares shall be subject to Rule 144. This Mutual Release assumes that Oxford and Paul Syracuse enter into an agreement whereby the Series A preferred stock of Pitts Nevada is transferred from Oxford to Paul Syracuse. As additional consideration, Paul Syracuse agrees to convert the Series A Preferred Stock of Pitts Nevada into common stock as per section 16 and hold the Pitts Nevada common stock in an escrow account with Vanderkam & Sanders until the earlier of American receiving $2,000,000 from the sale of its Pitts Nevada common stock or three years from the date this Mutual Release is executed. If American receives $2,000,000 from the sale of its Pitts Nevada common stock prior to three years from the date this Mutual Release is executed, Paul Syracuse's shares held in escrow with Vanderkam & Sanders shall be returned to Paul Syracuse. Except as described in item 6, in the event that American has not received $2,000,000 from the sale of its Pitts Nevada common stock within three years of the date this Mutual Release is executed then Paul Syracuse hereby instructs the Escrow Agent and hereby agrees to turn over his shares to American without further notice and at that time the 17,300,000 shares will immediately become the property of American. Upon Pitts Nevada and/or Oxford refinancing mortgages against the property located at 14221 Eastex Freeway in an amount sufficient to payoff the first mortgage balance owed to Southwest Bank of Texas and the $200,000 2nd lien owed to American, American shall receive $200,000. American will retain the 2nd lien in the amount of $200,000 with no interest until such time as it is paid. Pitts Nevada and/or Oxford agree to notify American of the status of a new mortgage by January 30, 2003.

     10,500,000 of the shares of Pitts Nevada issued to American shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, similar change in the Company common stock, or stock issuances resulting in the Company's common stock exceeding 33,900,000 shares of Pitts Nevada common stock outstanding which may occur between the date of the execution of this Agreement and American receiving an aggregate of $2,000,000 through the sale of stock pursuant to this Mutual Release. In the event that Pitts Nevada's common stock exceeds 33,900,000 shares prior to American receiving an aggregate of $2,000,000 as discussed herein, American shall be entitled to receive that proportion of additional shares of common stock so as to own that percentage equal to 10,500,000 shares divided by 33,900,000 shares.

     Oxford and Pitts Nevada agree to transfer the businesses and/or stock of Fabricating and Pitts Texas to Pitts Nevada within twenty days from the execution of this Mutual Release.

American,   Dror,   and  Zeller   acknowledge   that  they  will  receive  valid
consideration from this.

     5. Consideration for the Oxford's, Pitts Texas's, Fabricating's, Pitts Nevada's, and Syracuse's Release. As consideration for the release by Oxford, Pitts Texas's, Fabricating, Pitts Nevada's, and Syracuse set forth in Section
3.2 hereof, American, Dror and Zeller agree to cancel any and all agreements with Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, and Syracuse and agree to return all shares, warrants and securities received pursuant to the various agreements for immediate cancellation or returned to its respective owner upon execution of this Mutual Release, including, but not limited to common stock of Oxford Knight, Har, Har Pitt, and preferred stock of Oxford Knight. The 10,700,000 shares of Pitts Nevada issued to American in connection with this Mutual Release shall bear a customary restrictive legend, which shares include the 500,000 shares previously issued to American. American and/or its affiliates agrees that it will not sell short shares of Pitts Nevada at any time before Paul Syracuse's shares are returned to him from Vanderkam & Sanders.

     6. Release of 17,300,000 shares held in escrow and accounting of $2,000,000 owed to American. It is agreed and acknowledged by the parties that American shall have the ability to sell or transfer its shares at whatever price it deems appropriate. However, to the extent American sells or transfers its shares of Pitts Nevada for less than $.20 per share, the shares shall be treated as if they were sold for $.20 per share for accounting purposes. Shares sold by American for greater than $.20 per share shall be treated at the sales price per share for accounting purposes. For example, if 100,000 shares are sold by American for $.05 per share, the sale of such shares shall be treated as if they were sold for $.20 per share or $20,000. The $20,000 amount would reduce the $2,000,000 amount of American pursuant to this Mutual Release. In the event American sells 100,000 shares at $.50 per share, the sale of such shares shall be treated at $.50 per share or $50,000. The $50,000 amount would reduce the $2,000,000 amount of American pursuant to this Mutual Release. Upon American selling or transferring shares equivalent to $2,000,000 prior to three years from the date this Mutual Release is executed, based upon the criteria in this section, the shares held in escrow shall be released to Paul Syracuse. In the event that American refuses to sell its shares of Pitts Nevada in order to satisfy the $2,000,000 obligation it is owed, the shares held in escrow shall be released to Syracuse and American's obligation shall be deemed satisfied. This shall be determined based on a good faith buyer (funds available via bank confirmation or cashier's check).

     7. Termination of All Previous Agreements. All previous agreements among American, Dror and Zeller, Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, and Syracuse and any and all related agreements and obligations are hereby terminated without further rights, obligations or liabilities of any Party thereunder.

     8. No Other Cause of Action. Neither American, Dror, Zeller, Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt nor Syracuse are aware of any claims not being released herein against American, Dror, Zeller, Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt and Syracuse.

9. Capacity. The Parties represent that they are lawfully authorized to execute this Mutual Release. The Parties to this Mutual Release further represent that they have read it in full before its execution and that they fully understand the meaning, operation and effect of its terms.

10. Prior Assignments. American, Dror and Zeller represent that they have not assigned, in whole or in part, any claims, demands and/or causes of action against Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt and/or Syracuse to any person or entity prior to their execution of this Mutual Release. Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt and Syracuse represent that they have not assigned, in whole or in part, any claim, demand and/or causes of action against American, Dror, or Zeller to any person or entity prior to their execution of this Mutual Release.

11. Binding Effect. This Mutual Release shall be binding on and inure to the benefit of the Parties and their respective heirs, successors, assigns, director, officers, agents, employees and personal representatives.

12. Modification. No modification or amendment of this Mutual Release shall be effective unless such modification or amendment shall be in writing and signed by all Parties hereto.

13. Entire Agreement. This Mutual Release constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter hereof.

14. Interpretation. The interpretation, construction and performance of this Mutual Release shall be governed by the laws of the State of Texas. Whenever used herein, the singular number shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders.

15. Execution. This Mutual Release may be executed in several counterparts, each of which shall be deemed an original, and such counterparts taken together shall constitute but one and the same Mutual Release. This Mutual Release shall be effective on the day and year first above written. All shares shall be transferred to the Escrow Agent upon execution of this Mutual Release until such time as the shares issued to American are received by Escrow Agent.

16. Conversion of Shares. Paul Syracuse agrees that he will issue instructions to convert the Series A preferred stock of Pitts Nevada into 17,300,000 shares of common stock within three days of the execution of this Mutual Release and that prior to such conversion instructions for the issuance of 1,200,000 shares shall be made and when issued such shares shall be placed in escrow for certain creditors.

17. Arbitration. If a dispute should arise regarding this agreement, the parties agree that all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("the Rules"). The governing law of this agreement shall be the law of the State of Texas, without giving effect to conflict of laws. A decision of the arbitrator shall be final and binding on Pitts, Oxford, Syracuse, Dror, Zeller, American, and the other parties to this Mutual Release.

18. Failure of Pitts Nevada to Acquire Stock or Businesses of Fabricating and Pitts Texas. Notwithstanding above, until the businesses and/or stock of Fabricating and Pitts Texas are acquired by Pitts Nevada, it shall be deemed that the two $1,000,000 notes presently secured by the assets as attached by Exhibit A will remain in effect. Escrow Agent shall hold all stock to be issued, exchanged, or transferred pursuant to this Mutual Release until such time as the earlier of (1) the businesses and/or stock of Fabricating and Pitts Texas are acquired by Pitts Nevada; or (2) twenty days from the execution of the Mutual Release. In the event the businesses and/or stock of Pitts Texas and Fabricating are not acquired by Pitts Nevada within twenty days from the execution of this Mutual Release, the two notes evidenced by Exhibit A shall remain in effect and this Mutual Release shall be null and void.

     IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Mutual Release as of the __th day of October, 2002.

OXFORD KNIGHT INTERNATIONAL, INC.

By: /s/ Paul Syracuse
Its: CEO

PITT'S & SPITT'S, INC., a Texas corporation

By: /s/ Paul Syracuse
Its: CEO

FABRICATING SOLUTIONS, INC.

By: /s/ Paul Syracuse
Its: CEO

PITTS AND SPITTS, INC., a Nevada corporation

By: /s/ Paul Syracuse
Its: CEO


HAR-WHIT, INC.

By: /s/ Paul Syracuse
Its: CEO

HAR-WHIT/PITTS & SPITTS, INC.

By: /s/ Paul Syracuse
Its: CEO

AMERICAN INTERNATIONAL INDUSTRIES, INC.

By: /s/ Daniel Dror
Its: President

PAUL SYRACUSE, INDIVIDUALLY

 By: /s/ Paul Syracuse
Its: CEO

KIMBERLY SYRACUSE, INDIVIDUALLY

By: /s/ Kimberly Syracuse
Its: CEO

DANIEL DROR, INDIVIDUALLY

/s/ Daniel Dror

CHARLES R. ZELLER, INDIVIDUALLY

/s/ Charles Zeller